Exhibit 10.1

AMENDED AND RESTATED
COHEN & STEERS, INC.
STOCK INCENTIVE PLAN
1.Purpose of the Plan
The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.
2.Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a)Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.
(b)Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.
(c)Award: An Option, Stock Appreciation Right, Other Stock-Based Award or Cash Award granted pursuant to the Plan.
(d)Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).
(e)Board: The Board of Directors of the Company.
(f)Cause: “Cause” as defined in an applicable Award agreement, or if not defined therein, “Cause” as defined in an employment agreement between the applicable Participant and the Company or its Affiliates or, if not defined therein or if there is no such agreement, “Cause” shall mean (i) the Participant’s continued failure substantially to perform the Participant’s duties to the Company and its Affiliates (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure, (ii) the Participant’s engagement in conduct inimical to the interests of the Company or an Affiliate, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the Participant’s Employment or engagement, (iii) the Participant’s commission of, or plea of guilty or nolo contendere to, (A) a felony or (B) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company or an Affiliate, (iv) the Participant’s disclosure of trade secrets or confidential information of the Company or an Affiliate, or (v) the Participant’s breach of any agreement with the Company or an Affiliate in respect of confidentiality, nondisclosure, non-competition or otherwise.

(g)Change in Control: The occurrence of any of the following events:
(i)the complete liquidation of the Company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act), other than the Permitted Holders;
(ii)any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of the Company (or any entity which controls the Company) representing both (x) 20% or more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) and (y) more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) than the Cohen/Steers Holders in the aggregate;
(iii)during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (together with any new directors (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions, including but not limited to, an actual or threatened proxy contest, which if consummated would constitute a Change in Control under clauses (i), (ii) or (iv) of this Section 2(g)) nominated by any Cohen/Steers Holder and/or whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or
(iv)the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.
(h)Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.
(i)Cohen/Steers Holder: Each member of the Cohen Group, each member of the Steers Group and each Cohen/Steers Entity.
(j)Committee: The Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board or any “committee of one”) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

(k)Company: Cohen & Steers, Inc., a Delaware corporation.
(l)Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Affiliate of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee. Notwithstanding the foregoing, solely in the case of an Award that is subject to Section 409A of the Code, “Disability” shall have the meaning of such term as set forth in Section 409A of the Code, as determined by the Committee.
(m)Effective Date: The date the Plan, as amended and restated herein, is approved by the Company’s shareholders at the Company’s 2022 Annual Meeting of Shareholders.
(n)Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board or of the board of directors of any Affiliate.
(o)Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the “NASDAQ”), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.
(p)Good Reason: “Good Reason” as defined in an applicable Award agreement, or if not defined therein, “Good Reason” as defined in an employment agreement between the applicable Participant and the Company or its Affiliates or, if not defined therein or if there is no such agreement, “Good Reason” shall mean (i) the failure of the Company to pay or cause to be paid the Participant’s base salary or annual bonus, if any, when due or (ii) any substantial and sustained diminution in the Participant’s authority or responsibilities; provided that either of the events described in clauses (i) and (ii) of this Section 2(o) shall constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes

Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.
(q)ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.
(r)LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.
(s)Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.
(t)Option: A stock option granted pursuant to Section 6 of the Plan.
(u)Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.
(v)Original Plan: As defined in Section 16 of the Plan.
(w)Participant: An employee, director, advisor or consultant of the Company or any of its Affiliates and any other individual or person eligible to be covered by a Form S-8 Registration Statement with respect to the Plan, who is selected by the Committee to participate in the Plan.
(x)Permitted Holder: As of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, (iii) any of Martin Cohen, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Cohen Group”), (iv) any of Robert Steers, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Steers Group”), and (v) any trust established and maintained primarily for the benefit of any member of the Cohen Group and/or Steers Group or any entity controlled by any member of the Cohen Group and/or Steers Group (a “Cohen/Steers Entity”).
(y)Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.
(z)Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).
(aa)Plan: The Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan.
(bb)    Service Recipient: The Company or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” within the meaning of such Treasury Regulation Section 1.409A-1 (or any successor regulation).

(cc)     Shares: Shares of common stock, par value $.01 per Share, of the Company.
(dd)    Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.
(ee)    Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).
3.Shares Subject to the Plan
The total number of Shares which may be issued under the Plan is 23,000,000 (inclusive of Shares issued under the Original Plan), all of which may be granted as ISOs. The maximum number of shares of Common Stock subject to Awards granted during a calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during the calendar year, shall not exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous calendar year). The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. If Shares are not issued or are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan, but rather will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. When an Option or Stock Appreciation Right is granted under the Plan, the number of Shares subject to the Option or Stock Appreciation Right will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to such Option or Stock Appreciation Right, regardless of the actual number of Shares (if any) used to settle such Option or Stock Appreciation Right upon exercise. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.
4.Administration
The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), to the extent Rule 16b-3 under the Act is applicable to the Company and the Plan; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. The Board may delegate to any committee of the Board, which committee may include one or more members of the Board who are also officers (including any Chief Executive Officer) of the Company (a “Subcommittee”), the authority to grant Awards under the Plan to Participants who are neither directors of the Company nor “officers” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934. Subject to the immediately preceding sentence, for purposes of this Plan, wherever the term “Committee” is used, it shall be deemed to also refer to the Subcommittee as appropriate. The Committee may delegate to one or more officers of the Company or its Affiliates, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Awards to directors of the Company or “officers” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934. The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award and may facilitate for such payment through a “sell to cover” instruction with respect to Shares otherwise deliverable to a Participant. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant (based on statutory minimum withholding rates, or such higher rates of up to maximum applicable withholding rates as may be permitted by the Committee).
5.Limitations
No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
6.Terms and Conditions of Options
Options granted under the Plan shall be, as determined by the Committee, nonqualified stock options or ISOs for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
(a)Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.
(b)Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted; provided, however, in the event that any portion of an exercisable Option is scheduled to expire on such tenth anniversary date or otherwise scheduled to expire pursuant to the applicable Award agreement and both (x) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the exercise price per Share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the exercise price and the minimum withholding taxes due (if any) upon such automatic exercise (as described in Section 6(c)(v), below), and the net number of Shares resulting from such automatic exercise shall be delivered to the Participant as soon as practicable thereafter.
(c)Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clause (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant:  (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased or (v) to the extent permitted by the Committee, through a “net settlement” feature (i.e., having Shares with a Fair Market Value equal to the aggregate Option Price withheld by the Company from any Shares that would have otherwise been received by the Participant upon exercise of the Option). No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
(d)ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.
(e)Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
(f)Repricing of Options. Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Option Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when the Option Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
7.Terms and Conditions of Stock Appreciation Rights
(a)Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).
(b)Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee, but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (I) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (II) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (1) the excess of (y) the Fair Market Value on the exercise date of one Share over (z) the Option Price per Share, times (2) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.
(c)Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.
(d)Repricing of Stock Appreciation Rights. Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
(e)Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.
8.Other Stock-Based Awards
(a)Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, restricted stock units, dividend equivalent rights and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). Any dividends or dividend-equivalent rights that may be earned with respect to Other Stock-Based Awards will not be paid earlier than the date upon which the corresponding portion of the Shares underlying such Award become earned or vested or otherwise ceases to be subject to any service or performance-based vesting conditions, as applicable.
(b)Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted with vesting terms subject to the achievement of performance-vesting conditions (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee. The performance goals shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) assets under management; (xx) total shareholders’ return; and (xxi) such other performance goals as the Committee may determine. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee, elect to defer payment of a Performance-Based Award.
(c)Cash Awards. Notwithstanding anything to the contrary provided herein, the Company may also make awards of cash to Participants (such awards, “Cash Awards”). Cash Awards shall be provided for pursuant to the procedures set forth in Section 8(b) regarding the grant, determination and payment of Performance-Based Awards. Any provision of this Plan notwithstanding, the Committee shall have the right, in its absolute discretion, to reduce or eliminate the amount of any Cash Award otherwise payable to any Participant under this Plan based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate.
9.Adjustments Upon Certain Events
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
(a)Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price of any Option or exercise price of any Stock Appreciation Right and/or (iii) any other affected terms of such Awards.
(b)Change in Control.
(i)In the event of a Change in Control after the Effective Date, (A) if determined by the Committee in the applicable Award agreement or otherwise determined by the Committee in its sole discretion, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (B) the Committee may, but shall not be obligated to, (x) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price of such Options or the aggregate exercise price of such Stock Appreciation Rights, as the case may be, or (y) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (z) provide that for a period of at least 15 days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.
(ii)If a Participant’s employment with the Company and its Affiliates is terminated by the Company or any of its Affiliates without Cause or by the Participant for Good Reason within the two-year period following a Change in Control after the Effective Date, any outstanding Awards then held by the Participant which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of such termination of employment.
10.No Right to Employment or Awards
The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
11.Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
12.Nontransferability of Awards
Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. In no event shall an Award be transferrable for value. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.
13.Amendments or Termination
The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.
14.International Participants
With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

15.Choice of Law
The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.
16.Effectiveness of the Plan
The Company’s 2004 Stock Incentive Plan was originally adopted by the Board prior to the Company’s initial public offering in 2004 (as subsequently amended prior to the Effective Date, the “Original Plan”). The Plan, as amended and restated herein, shall be effective upon the Effective Date.
17.Section 409A of the Code
Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. References under the Plan or an Award to the Participant’s termination of Employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (a) if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of Employment and (b) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Board, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant).
The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 17.
18.Securities Laws
The Board may refuse to instruct the Company to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the applicable requirements of applicable securities laws.
19.Forfeiture/Clawback
The Committee may, in its sole discretion, specify in an Award or a policy that will be incorporated into an Award agreement by reference, that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.
20.Awards Subject to the Plan
In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.
21.Fractional Shares
Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.
22.Severability
If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.